Exhibit 10.1
EXECUTION COPY
SECURITIES PURCHASE AGREEMENT
          SECURITIES PURCHASE AGREEMENT (this “ Agreement”) dated as of October 4, 2011 by and between each stockholder that is a signatory to this Agreement, (each, a “ Seller”, collectively, the “ Sellers”)) and Bulldog Super Holdco, Inc. (f/k/a Bulldog Super Holdco, LLC), a Delaware corporation (the “ Purchaser”). Capitalized terms not defined herein shall have the meanings attributed to them in the Merger Agreement (as defined below).
W  I  T  N  E  S  S  E  T  H :
          WHEREAS, Bulldog Holdings, LLC (f/k/a Bulldog Holdings, LLC), a Delaware limited liability company and a wholly owned subsidiary of Purchaser (“ Holdings”), Bulldog Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“ Acquisition Sub”) and Blackboard, Inc., a Delaware corporation (“ Blackboard”) entered into that certain Agreement and Plan of Merger (the “ Merger Agreement”), dated as of June 30, 2011, pursuant to which Holdings will acquire Blackboard by merging Acquisition Sub with and into Blackboard, on the terms and subject to the conditions set forth in the Merger Agreement;
          WHEREAS, each Seller is the record owner of such number of shares of Series A Preferred Stock (the “ Edline Shares”) of Edline Holdings, Inc. (the “ Company”) as are set forth next to such Seller’s name on Schedule I hereto, (such Edline Shares owned by the Seller and set forth on such Schedule being referred to herein collectively as the “ Securities”);
          WHEREAS, each Seller wishes to sell the Securities to Purchaser at the Closing (as defined below), and Purchaser wishes to purchase the Securities from each Seller, on the terms and subject to the conditions set forth herein; and
          WHEREAS, the parties intend that the transactions contemplated by this Agreement and that certain Subscription Agreement for the issuance of Purchaser’s shares shall be governed by Section 351 of the Internal Revenue Code of 1986.
               NOW, THEREFORE, the parties hereby agree as follows:
ARTICLE I
Sale and Purchase of the Securities
     1.1 Sale and Purchase of the Securities. At the Closing (as defined below), and on the terms and subject to the conditions set forth herein, each Seller shall sell and deliver to Purchaser, and Purchaser shall purchase and accept from each Seller, such Seller’s Securities (collectively, the “ Securities Transactions”). The closing of the Securities Transactions (the “ Closing”) shall take place immediately after the closing of the Merger, or such other date as the parties hereto agree.
     1.2 Purchase Price. At the Closing, Purchaser shall pay to each Seller the amount in cash set forth opposite such Seller’s name on Schedule I (the “ Purchase Price”) by wire transfer of immediately available funds to the bank account designated in writing by such Seller on Schedule I hereto.

     1.3 Deliveries. At the Closing:
          (a) Each Seller shall deliver to Purchaser the certificates evidencing its Securities (or affidavits of loss with respect thereto), together with a stock power in the form of Exhibit A duly executed by such Seller;
          (b) Purchaser shall deliver to each Seller (or such other person as directed in writing by such Seller) the Purchase Price in accordance with Section 1.2 hereof; and
          (c) Each Seller consents to the termination of that certain Amended and Restated Stockholders Agreement of Edline Holdings, Inc., dated as of March 26, 2010, by and among the Company and its stockholders (the “ Stockholders Agreement”) and terminates the Stockholders Agreement, effective at and as of Closing, pursuant to its terms, and waives any and all rights thereunder. Such consent, together with (i) the consent of the other Sellers party to this Agreement, (ii) the consent of other stockholders party to the Stockholders Agreement under subscription agreements by and among the Purchaser and such stockholders, each dated as of October 4, 2011 and (iii) the consent of Edline Holdings, Inc. in a letter agreement dated as of October 4, 2011, constitute all of the consents necessary to terminate the Stockholders Agreement. Accordingly, the Stockholders Agreement is terminated hereby and thereby, effective at and as of Closing.
ARTICLE II
Representations and Warranties of Seller
     Each Seller, severally and not jointly, hereby represents and warrants to Purchaser as of the date hereof and as of the date of the Closing as follows, with respect to itself and its Securities only:
     2.1 Authorization. Seller has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. This Agreement has been duly executed and delivered by Seller and, assuming the due execution and delivery of this Agreement by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.
     2.2 Title to the Securities. Other than the release of General Electric Capital Corporation, which release is to be obtained by Archipelago Learning, LLC, as of the date of the Closing, Seller will be the record and beneficial owner of, or is trustee or executor of a trust or estate that is the record holder of and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Securities, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Securities).
     2.3 Governmental Filings. Other than a filing on Form 8-K under the Securities Exchange Act of 1934, as amended, no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign court or governmental agency, authority, or body or any instrumentality or political subdivision thereof (“ Governmental Entity”), is required to be obtained or made in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby to be performed by it, or the consummation by it of the transactions contemplated hereby.
     2.4 No Conflicts. Other than the consent of General Electric Capital Corporation, which is to be obtained by Archipelago Learning, LLC, the execution and delivery of this Agreement by Seller does not, and neither the performance by Seller of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will, (i) conflict with, result in any violation of, require any consent under or constitute a default under any agreement to which Seller is a party or is otherwise bound; (ii) violate any order, judgment, decree, writ, or injunction (“ Order”) of any Governmental Entity applicable to Seller, or (iii) violate any domestic or foreign law, statute, rule, or regulation (“ Law”) applicable to Seller.
     2.5 Acknowledgement of Release. The Seller acknowledges and agrees that as of the Closing, other than the consideration payable pursuant to Section 1.2 hereof, the Seller shall have no further rights with respect to the Securities, including without limitation, any rights to further consideration or to acquire any equity securities of the Company or any of its affiliates.
     2.6 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, Purchaser acknowledges that Seller does not make any other express or implied representation or warranty.
ARTICLE III
Representations and Warranties of Purchaser
     Purchaser hereby represents and warrants to Seller as of the date hereof and as of the date of the Closing as follows:
     3.1 Organization. Purchaser is a corporation duly incorporated validly existing and in good standing under the laws of the State of Delaware.
     3.2 Authorization. Purchaser has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery of this Agreement by Purchaser and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of Purchaser.
     3.3 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Purchaser of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will (i) conflict with the constitutive documents of Purchaser, (ii) conflict with, result in any violation of, require any consent under or constitute a default under any agreement to which Purchaser is a party or is otherwise bound, or (iii) violate any Order of any Governmental Entity or any Law applicable to Purchaser.

     3.4 Purchase for Own Account. The Securities are being acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution of such Securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. Purchaser also represents that it has not been formed for the specific purpose of acquiring the Securities.
     3.5 Exempt Sale. Purchaser acknowledges that the Securities have not been registered under the Securities Act and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of Purchaser contained in this Agreement.
     3.6 Accredited Investor Status. Purchaser is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.
     3.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, each Seller acknowledges that Purchaser does not make any other express or implied representation or warranty.
ARTICLE IV
Conditions to the Obligations of Seller and Purchaser
     4.1 Each party’s respective obligations to consummate the Securities Transactions are subject to the closing of the Merger.
     4.2 The obligations of Sellers to consummate the Securities Transactions is subject to the satisfaction or waiver by Sellers of the following conditions: (i) the representations and warranties of Purchaser contained in Article III of this Agreement shall be true and correct on and as of the date hereof and as of the date of the Closing in all respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct as of such date); and (ii) Purchaser shall have performed in all material respects all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by Purchaser under this Agreement at or prior to the Closing.
     4.3 The obligations of Purchaser to consummate the Securities Transactions with respect to any Seller are subject to the satisfaction or waiver by Purchaser of the following conditions: (i) the representations and warranties of such Seller contained in Article II of this Agreement shall be true and correct on and as of the date hereof and as of the date of the Closing in all respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct as of such date); and (ii) such Seller shall have performed in all material respects all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by such Seller under this Agreement at or prior to the Closing.

ARTICLE V
Termination
     5.1 This Agreement shall terminate: (i) automatically without any action on the part of the parties hereto upon the termination of the Merger Agreement in accordance with the terms thereof; or (ii) upon the written consent of the parties hereto.
     5.2 If this Agreement is terminated pursuant to Section 5.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of any Seller or Purchaser. Notwithstanding the foregoing, the provisions in Sections 6.5 (Expenses), Section 6.6 (Governing Law), Section 6.7 (Jurisdiction; Venue), and Section 6.11 (Waiver of Trial by Jury) will survive the termination hereof.
ARTICLE VI
Miscellaneous
     6.1 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, to do, or cause to be done, all things necessary, proper or advisable under applicable laws, and to execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement or to consummate the transactions contemplated hereby as promptly as practicable.
     6.2 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     6.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     6.4 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties hereto in respect of the subject matter hereof.
     6.5 Expenses. Each party hereto shall bear its own fees, costs and expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.
     6.6 Governing Law. This Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the consummation of any of the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State of Delaware, excluding any conflict or choice of law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

     6.7 Jurisdiction; Venue. Any action, suit, or proceeding seeking to enforce any provision of, or based on any matter arising out of or relating to, this Agreement or the transactions contemplated hereby can be brought exclusively in federal court sitting in the State of Delaware or, if such court does not have jurisdiction, any district court sitting in the State of Delaware, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit, or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit, or proceeding in any such court or that any such action, suit, or proceeding that is brought in any such court has been brought in an inconvenient forum.
     6.8 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to either party hereto, at the address or facsimile number set forth below such party’s name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other party hereto in accordance with this Section 6.8. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.
     6.9 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction: (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby; and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.
     6.10 Third-party Beneficiaries. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.
     6.11 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     6.12 Survival. The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until expiration of the applicable statute of limitations.
* * * * *

     IN WITNESS WHEREOF, the undersigned indicate their agreement to the terms herein by the signatures below effective as of the date first written above.

PURCHASER: BULLDOG SUPER HOLDCO, INC. (f/k/a BULLDOG SUPER HOLDCO, LLC)
By:	/s/ David Phillips
	Name:	David Phillips
	Title:	Vice President

[Signature Page 1 of 4 to Securities Purchase Agreement]

SELLER: ABRAMS BROTHERS, LLC
By:	/s/ Jon Abrams
	Name:	Jon Abrams
	Title:	President

[Signature Page 2 of 4 to Securities Purchase Agreement]

SELLER: ARCHIPELAGO LEARNING, LLC
By:	/s/ Timothy McEwen
	Name:	Timothy McEwen
	Title:	President and Chief Executive Officer

[Signature Page 3 of 4 to Securities Purchase Agreement]

SELLER: RS CONSULTING, LLC
By:	/s/ Ronald Schlosser
	Name:	Ronald Schlosser
	Title:	Chairman

[Signature Page 4 of 4 to Securities Purchase Agreement]

SCHEDULE I

SELLER	NUMBER OF SHARES	PURCHASE PRICE
ABRAMS BROTHERS, LLC	272,131	$5,050,489.97
ARCHIPELAGO LEARNING, LLC	656,882	$12,191,121.36
RS CONSULTING, LLC	32,166	$596,971.16

EXHIBIT A
Form of Stock Power
STOCK POWER
     FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers to Bulldog Super Holdco, LLC, a Delaware corporation (“Purchaser”), [_____] shares of Series A Preferred Stock of Edline Holdings, Inc.
Dated: _______________, 2011

[SELLER]

Name:
Title: